EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated September 26, 2002 accompanying the consolidated financial statements of FinancialContent, Inc., (f/k/a Cosmoz Infrastructure Solutions, Inc.), (the "Company") on Form 10-KSB for the year ended June 30,
2002 and 2001 which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.


//s// Pohl, McNabola, Berg, & Company LLP

Pohl, McNabola, Berg & Company LLP


San Francisco, California
October 13, 2002